SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549


                                      FORM 8-K

                                   CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the

                           Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported):  December 20, 1996

                                McMoRan Oil & Gas Co.


          Delaware               0-23870                72-1266477
      (State or other          (Commission            (IRS Employer
      jurisdiction of          File Number)           Identification
      incorporation or                                Number)
      organization)

                                 1615 Poydras Street
                            New Orleans, Louisiana  70112

  Registrant's telephone number, including area code:  (504) 582-4000






          Item 5.   Other Events.
               ------------------
          CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

               From time to time, McMoRan Oil & Gas Co. (the "Company") may make certain written and oral forward-looking statements. Some important factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements include the following: inherent imprecision in estimating the level of the Company's current reserves; potential inability to capitalize on the Company's proved undeveloped reserves; substantial reliance on the spot market price of oil and natural gas and the substantial volatility of such prices; significant reliance on the labor and services of independent contractors whose availability and cost may fluctuate; operating hazards, including the unpredictable affect of natural occurrences on operations and the significant possibility of accidents resulting in personal injury and property damage; effect on the Company's performance of federal, state and local regulation of operations, particularly environmental and occupational safety and health regulation; timing of necessary governmental permits and approval relating to operations; highly competitive nature of oil and gas industry; the speculative nature of oil and gas exploration; fluctuations in interest rates; difficulties in reaching agreements, or resolving disputes, with joint venture partners, government officials, suppliers or customers; and potential disputes with property claimants.

               Many of these  factors are beyond  the Company's ability  to control or predict. Investors are cautioned not to place undue reliance upon forward-looking statements. The Company disclaims any intent or obligation to update its forward-looking statements, whether as a result of receiving new information, the occurrence of future events or otherwise.

               A more detailed discussion of certain of the foregoing factors follows:

          Dependence On and Volatility Of Oil and Natural Gas Prices
               The revenues generated by  the Company and estimated  future net revenue are highly dependent upon the prices of oil and natural gas. The nature of the energy market makes it difficult to estimate future prices of oil and natural gas. Various factors beyond the control of the Company affect prices of oil and natural gas, including worldwide and domestic supplies of, and demand for, oil and natural gas, the ability of the members of the Organization of Petroleum Exporting Countries to agree to and maintain oil price and production controls, political instability or armed conflict in oil-producing regions, the price of foreign imports, the level of consumer demand, the price and availability of alternative fuels, the availability of pipeline capacity and changes in existing federal regulation and price controls. It is likely that oil and natural gas prices will continue to fluctuate in the future, which may adversely affect the Company's business.

          Speculative Nature of Oil and Gas Exploration
               The search for oil and natural  gas is a highly  speculative activity, involves numerous risks and frequently is unproductive.
           Wells may be dry and productive wells may not produce enough oil or natural gas to  produce a profit or  even return the  invested capital. Without successful drilling or acquisition ventures, the Company's assets, properties and revenues will decline.

          Imprecision in Estimating Current Reserves
               In general, estimates of economically recoverable oil and natural gas reserves are based upon a number of variable factors and assumptions, such as historical production and the assumed effects of regulation by governmental agencies and assumptions concerning future oil and gas prices, future capital expenditures, future lease operating costs and future plugging, abandonment and salvage costs, all of which may vary considerably from actual results. All such estimates are to some degree speculative, and classifications of reserves are only attempts to define the degree of speculation involved. For these reasons, estimates of the economically recoverable oil and natural gas reserves attributable to any particular group of properties and classifications of such reserves based on risk of recovery, prepared by different engineers or by the same engineers at different sites, may vary substantially. The meaningfulness of such estimates is highly dependent on the assumptions upon which they are based.

          Potential Inability to Capitalize on Proved Undeveloped Reserves
               A portion of the Company's oil and gas reserves are proved undeveloped reserves. Successful development and production of such reserves, although they are categorized as "proved," cannot be assured. Additional drilling will be necessary in future years both to maintain production levels and to define the extent and recoverability of existing reserves. There is no assurance that present oil and natural gas wells of the Company will continue to produce at current or anticipated rates of production or that production rates achieved in early periods can be maintained.

          Operating Hazards
               The Company's operations are subject to the usual hazards incident to the drilling and production of natural gas and crude oil, such as blowouts, cratering, explosions, uncontrollable flows of oil, natural gas or well fluids, fires, pollution, releases of toxic gas and other environmental hazards and  risks.
           Offshore oil and  gas operations are  subject to the  additional hazards of marine  operations, such as  capsizing, collision  and adverse weather and sea conditions. These hazards can cause personal injury and loss of life, severe damage to and destruction of property and equipment, environmental damages and suspension of operations. The Company's drilling operations may be curtailed, delayed or canceled as a result of numerous factors, including, weather conditions, compliance with governmental requirements and shortages or delays in the delivery of equipment.

          Reliance on Contractors
               The Company has undertaken a policy of limiting its number of permanent employees and, to that end, extensively utilizes the services of independent consultants and contractors to perform various professional services, particularly in the areas of construction, design, well site surveillance and environmental assessment. Field and on-site production operation services such as pumping, maintenance, dispatching, inspection and testing, are also extensively provided by independent contractors. The availability and cost of such contractors may fluctuate from time to time, particularly when the demand for such services increases. The Company's operations may be affected detrimentally by such fluctuations.

          Federal, State and Local Regulation
               The exploration, production and development operations of the Company are subject to regulation at both the federal and state levels. Such regulation includes requiring permits for the drilling of wells as well as the maintenance of certain bonding and insurance requirements in order to drill or operate wells. The Company's exploration, production and development operations are also subject to various conservation laws and regulations. The Company's operations are subject to extensive federal, state and local regulatory requirements relating to environmental affairs, health, safety and waste management and chemical products. Moreover, the recent trend toward stricter standards in environmental legislation and regulations is likely to continue. It is possible that future developments, such as stricter environmental laws or regulations, could have a significant impact on the Company's operating costs.

          Competition
               Competition in  the oil  and gas  industry is  intense.   In
          seeking to obtain new leases and exploration prospects, the Company faces competition from both major and independent oil and gas companies. Many of these competitors have financial and other resources substantially in excess of those available to the Company and may, accordingly, be better positioned to acquire and exploit prospects, hire personnel and market production. In addition, many of the Company's larger competitors may be better able to withstand the effect of changes in factors such as worldwide oil and natural gas prices and levels of production, the cost and availability of alternative fuels and the application of government regulations, which affect demand for the Company's oil and natural gas production and are beyond the control of the Company. Such competition also adversely affects the Company's ability to obtain scarce drilling and completion equipment, services and supplies, and there can be no assurance that sufficient drilling and completion equipment, services and supplies will be available when needed. Any such shortages could delay the proposed exploration, development and sales activities of the Company and could cause a material adverse affect to the financial condition of the Company.

          Joint Ventures
               In order to help defray operational costs to the Company and increase the number of available prospects, the Company has entered into certain joint venture arrangements. Although the Company anticipates no negative impact as a result of such arrangements, the Company cannot guarantee that disputes in the future will not arise. Such potential difficulties could hinder the Company's ability to continue operations on property under the control of such joint ventures.




                                      SIGNATURE
                                 ------------------

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        McMoRan Oil & Gas Co.


                                        By:   /s/ William J. Blackwell
                                             ------------------------------
                                             William J. Blackwell
                                                   Controller
                                            (authorized signatory and
                                           Principal Accounting Officer)

          Date:  December 20, 1996